SEACOAST REPORTS SECOND QUARTER 2020 RESULTS
Second Consecutive Quarter of Record Results in Mortgage Banking and Wealth Management
Well Positioned Balance Sheet with Strong Capital and Liquidity

STUART, Fla., July 23, 2020 /GLOBE NEWSWIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the second quarter of 2020 of $25.1 million, or $0.47 per diluted share, up 8% or $1.8 million year-over-year. The ratio of tangible common equity to tangible assets was 10.19%, tangible book value per share increased to $15.11 and Tier 1 capital increased to 16.4%.
For the second quarter of 2020, return on average tangible assets was 1.37%, return on average tangible shareholders' equity was 13.47%, and the efficiency ratio was 50.11%, compared to 0.11%, 0.95%, and 59.85%, respectively, in the prior quarter and 1.50%, 14.30%, and 53.48%, respectively, in the second quarter of 2019. Adjusted return on average tangible assets1 was 1.33%, adjusted return on average tangible shareholders' equity1 was 13.09%, and the adjusted efficiency ratio1 was 49.81%, compared to 0.32%, 2.86%, and 53.61%, respectively, in the prior quarter and 1.59%, 15.17%, and 51.44%, respectively, in the second quarter of 2019.
Dennis S. Hudson, III, Seacoast's Chairman and CEO, said, "Maintaining support for our customers continues to be a top priority for us in this dynamic and challenging environment. Our branches remain open for drive-thru activity and lobby appointments only, and the significant majority of our non-retail associates are working effectively from home. We continue to maintain safety standards for both customers and associates, and I am grateful to the Seacoast associates for their continued dedication to serving our customers and communities in this unprecedented time."
Charles M. Shaffer, Seacoast's President and Chief Operating Officer said, "We have had a longstanding commitment to maintaining a fortress balance sheet and strong capital levels, positioning us with a solid foundation despite the uncertainty of the economic outlook. Seacoast is committed to supporting its communities while maintaining strict underwriting standards and a robust liquidity position. Our mortgage banking and wealth teams delivered another quarter of record results, and we delivered $591 million in Paycheck Protection Program funding to our business customers. We continue to grow tangible book value per share, ending the period at $15.11, up 11% over the prior year. As circumstances evolve, we will continue to manage our balance sheet carefully and will help support the economic recovery of our communities from a position of strength."
Paycheck Protection Program ("PPP") Loans
Seacoast worked with existing customers, and later with new customers, to help businesses access the Paycheck Protection Program. Through June 30, 2020, Seacoast has funded over 5,000 loans to companies totaling $591 million with an average loan size of $116,000 and a median loan size of $43,000. Fees earned by Seacoast, net of loan-specific costs, total $17 million and are deferred and recognized as an adjustment to yield over the expected life of the loans. Seacoast recognized net fees of $4.0 million and contractual interest of $1.1 million on PPP loans in the second quarter of 2020, resulting in a yield of 4.81%. There is significant uncertainty about how borrowers will seek and qualify for forgiveness, and therefore uncertainty about the expected life of these loans and the timing of recognition of the remaining $13 million in net fees.
Financial Results
Income Statement
•Net income was $25.1 million, or $0.47 per diluted share, compared to $0.7 million, or $0.01, for the prior quarter and $23.3 million, or $0.45, for the second quarter of 2019. For the six months ended June 30, 2020, net income was $25.8 million, or $0.49 per diluted share, compared to $46.0 million, or $0.88 for the six months ended June 30, 2019. Adjusted net income1 was $25.5 million, or $0.48 per diluted share, compared to $5.5 million, or $0.10, for the prior quarter and $25.8 million, or $0.50, for the second quarter of 2019. For the six months ended June 30, 2020, adjusted net income1 was $30.9 million, or $0.59 per diluted share, compared to $50.0 million, or $0.96, for the six months ended June 30, 2019.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Net revenues were $82.3 million, an increase of $4.4 million, or 6%, compared to the prior quarter and an increase of $8.6 million, or 12%, compared to the second quarter of 2019. For the six months ended June 30, 2020, net revenues were $160.1 million, an increase of $12.8 million, or 9%, compared to the six months ended June 30, 2019. Adjusted revenues1 were $81.0 million, an increase of $3.2 million, or 4%, from the prior quarter and an increase of $6.9 million, or 9%, from the second quarter of 2019. For the six months ended June 30, 2020, adjusted revenues1 were $158.9 million, an increase of $11.1 million, or 8%, compared to the six months ended June 30, 2019.
•Net interest income totaled $67.3 million, an increase of $4.1 million, or 6%, from the prior quarter and an increase of $7.1 million, or 12%, from the second quarter of 2019. For the six months ended June 30, 2020, net interest income was $130.4 million, an increase of $9.5 million, or 8%, compared to the six months ended June 30, 2019. During the second quarter of 2020, net interest income includes $5.1 million in interest and fees earned on PPP loans.
•Net interest margin was 3.70% in the second quarter of 2020, 3.93% in the first quarter of 2020, and 3.94% in the second quarter of 2019. Compared to the first quarter of 2020, increased liquidity levels through higher cash and cash equivalent balances that position Seacoast conservatively for market uncertainty resulted in 17 basis points of margin compression. Accretion of purchase discounts on acquired loans increased net interest margin by 16 basis points in the second quarter of 2020, compared to 27 basis points in the first quarter of 2020 and 27 basis points in the second quarter of 2019, with the lower impact in the second quarter of 2020 resulting from lower levels of prepayments. The effect on net interest margin of interest and fees earned on PPP loans was 8 basis points in the second quarter of 2020. Excluding the impact of fee accretion on acquired loans and interest and fees earned on PPP loans, the yield on loans contracted 26 basis points, impacted by lower market rates. Reflecting Seacoast's continued attractive deposit franchise, the cost of deposits decreased 26 basis points to 0.31%, the result of higher deposit balances and lower rates paid on deposits.
•Noninterest income totaled $15.0 million, an increase of $0.3 million, or 2%, compared to the prior quarter and an increase of $1.4 million, or 11%, compared to the second quarter of 2019. For the six months ended June 30, 2020, noninterest income was $29.7 million, an increase of $3.3 million, or 12%, compared to the six months ended June 30, 2019. Results for the second quarter of 2020 included the following:
◦Mortgage banking fees increased $1.4 million, or 61%, compared to the first quarter of 2020 to a record $3.6 million, reflecting continued strong demand in the residential refinance market and strength in the Florida housing market.
◦Interchange revenue declined in April but recovered to pre-pandemic levels by June, resulting in overall results consistent with the first quarter of 2020.
◦Service charges on deposits decreased $0.9 million compared to the first quarter of 2020 with lower NSF and overdraft fees resulting from higher customer deposit balances.
◦Seacoast's wealth management division reported a record-breaking quarter of new production in assets under management, with assets increasing $125.0 million in the quarter, resulting in AUM of $707.6 million. A majority of the new assets under management came late in the quarter, which should benefit revenue in future periods.
◦A decrease of $1.2 million in other income reflects the recognition of $0.9 million in revenue from SBIC investments in the first quarter of 2020 which did not recur in the second quarter of 2020, as well as fees waived to assist customers in the pandemic.
◦Gains on the sale of securities represented $1.2 million in the second quarter of 2020, compared to negligible activity in the first quarter of 2020 and losses of $0.5 million on securities sales in the second quarter of 2019. Activity in the second quarter of 2020 included prudent repositioning of investments in collateralized lending obligation ("CLO") securities, with "A" rated securities sold and replaced with "AAA" rated securities.
•The provision for credit losses was $7.6 million compared to $29.5 million in the prior quarter and $2.6 million in the second quarter of 2019. In the first quarter of 2020, Seacoast adopted the new current expected
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

credit losses ("CECL") methodology, which requires that the allowance for credit losses reflect an estimate of the full amount of expected credit losses in the portfolio as of the measurement date. On March 31, 2020, the ratio of allowance for credit losses to total loans was 1.61%. The estimate on June 30, 2020 which, excluding PPP loans, totals 1.76%, builds prudent additional reserves in response to ongoing economic uncertainty.
•Noninterest expense was $42.4 million, a decrease of $5.4 million, or 11%, compared to the prior quarter and an increase of $1.4 million, or 3%, from the second quarter of 2019. For the six months ended June 30, 2020, noninterest expense was $90.2 million, an increase of $6.1 million, or 7%, compared to the six months ended June 30, 2019. Changes from the first quarter of 2020 consisted of the following:
◦Salaries and wages decreased by $3.5 million, or 15%. The first quarter of 2020 included $2.2 million in costs associated with the acquisition of First Bank of the Palm Beaches ("FBPB"), and $0.3 million in bonuses for retail associates who kept critical functions operating at full capacity through the early stages of the pandemic. In the second quarter, higher loan production driven by the PPP program resulted in higher deferrals of related salary costs, in accordance with ASC 310-20, lowering costs by $2.9 million. Offsetting increases resulted from the addition of staff from the FBPB acquisition, and temporary staffing in the customer support center to accommodate increased call volumes associated with the pandemic operating environment.
◦Employee benefits decreased by $0.9 million, or 21%, due to the seasonal impact on the first quarter of higher payroll taxes and 401(k) contributions, and lower health insurance costs in the second quarter of 2020.
◦Data processing costs decreased by $0.6 million. The first quarter of 2020 included merger-related costs of $0.8 million. In the second quarter of 2020, the Company incurred higher lending-related costs to support the administration of the PPP program.
◦Legal and professional fees reflect a decrease of $1.1 million attributed to merger-related costs incurred in the first quarter of 2020.
◦In the second quarter of 2020, the Company utilized the remainder of its previously issued FDIC small bank assessment credits to offset the current period expense. FDIC assessments expense is expected to be $0.5 million in each of the remaining quarters of 2020.
•Seacoast recorded $7.2 million of income tax expense in the second quarter of 2020, compared to a tax benefit of $0.2 million in the prior quarter and income tax expense of $6.9 million in the second quarter of 2019. Tax expense related to stock-based compensation totaled $0.2 million in the second quarter of 2020, compared to a tax benefit of $0.3 million in the first quarter of 2020 and a tax benefit of $0.1 million in the second quarter of 2019.
•Second quarter adjusted revenues1 increased 4% compared to the prior quarter while adjusted noninterest expense1 decreased 3%, generating 7% operating leverage.
•The ratio of adjusted noninterest expense1 to average tangible assets was 2.13% in the second quarter of 2020, compared to 2.44% in the prior quarter and 2.34% in the second quarter of 2019.
•Continuing Seacoast's commitment to careful expense management, the efficiency ratio was 50.1% compared to 59.8% in the prior quarter and 53.5% in the second quarter of 2019. The adjusted efficiency ratio1 was 49.8% compared to 53.6% in the previous quarter and 51.4% in the second quarter of 2019.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Balance Sheet
•At June 30, 2020, the Company had total assets of $8.1 billion and total shareholders' equity of $1.0 billion. Book value per share was $19.45, and tangible book value per share was $15.11, compared to $18.82 and $14.42, respectively, on March 31, 2020, and $18.08 and $13.65, respectively, on June 30, 2019. This resulted in a year-over-year increase in tangible book value per share of 11%.
•Debt securities totaled $1.2 billion on June 30, 2020, an increase of $40.4 million compared to March 31, 2020, and an increase of $1.2 million from June 30, 2019. During the quarter, $64.5 million of securities were sold resulting in a net gain of $1.2 million. Purchases of securities during the quarter totaled $165.0 million.
•Loans totaled $5.8 billion on June 30, 2020, an increase of $454.8 million, or 9%, compared to March 31, 2020, and an increase of $883.9 million, or 18%, from June 30, 2019. Excluding PPP loans, loans outstanding declined by $121.6 million compared to March 31, 2020.
◦Seacoast originated over 5,000 loans totaling $590.7 million through the PPP program through June 30, 2020, with an average loan size of $116,000.
◦Other loan originations were $310.8 million in the second quarter of 2020, compared to $323.5 million in the first quarter of 2020 and $406.6 million in the second quarter of 2019.
▪As anticipated, and reflecting the economic impact of the pandemic, commercial originations during the second quarter of 2020 were $106.9 million, compared to $183.3 million in the first quarter of 2020 and $238.1 million in the second quarter of 2019.
▪Residential saleable loan originations were robust at $122.5 million in the second quarter of 2020, compared to $62.9 million in the first quarter of 2020 and $61.4 million in the second quarter of 2019.
▪Closed residential loans retained in the portfolio totaled $23.5 million in the second quarter of 2020, compared to $25.8 million in the first quarter of 2020 and $51.8 million in the second quarter of 2019.
▪Consumer originations in the second quarter of 2020 were $58.0 million, compared to $51.5 million in the first quarter of 2020 and $55.4 million in the second quarter of 2019.
◦Seacoast provided borrowers affected by the pandemic the ability to defer payments of loan principal and interest for periods ranging from three to six months. As of June 30, 2020, $1.1 billion in loans were in payment deferral status, 39% of which are scheduled to return to regular payments in the third quarter of 2020, and 61% in the fourth quarter of 2020. During the payment deferral period, Seacoast continues to recognize interest income.
•Pipelines (loans in underwriting and approval or approved and not yet closed) totaled $255.6 million on June 30, 2020. Seacoast remains committed to maintaining strict and careful underwriting, given the unknown impact of the pandemic on the economy.
◦Commercial pipelines were $117.0 million as of June 30, 2020, compared to $171.1 million as of the prior quarter end and $300.2 million as of June 30, 2019. The decline in the pipeline quarter over quarter was the result of a continued conservative approach on new credits given the uncertain economic outlook.
◦Residential saleable pipelines were $94.7 million as of June 30, 2020, compared to $75.2 million as of the prior quarter end and $46.7 million as of June 30, 2019. The increase reflects the impact of a vibrant refinance market and strength in the Florida housing market. Retained residential pipelines were $13.2 million as of June 30, 2020, compared to $11.8 million as of the prior quarter end and $3.8 million as of June 30, 2019.
◦Consumer pipelines were $30.6 million as of June 30, 2020, compared to $29.1 million as of the prior quarter-end and $26.9 million as of June 30, 2019.
•Total deposits were $6.7 billion as of June 30, 2020, with Seacoast's strong deposit base showing an increase of $779.3 million, or 13%, sequentially and an increase of $1.1 billion, or 20%, from the prior year with increases
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

in transaction and money market accounts partially offset by a decline in CDs, highlighting a continued attractive deposit mix. Increases in transaction and money market deposit accounts reflect customer growth, lower overall consumer spending levels, and the impact of government support programs enacted in the second quarter of 2020, including PPP and individual stimulus payments.
◦The overall cost of deposits declined to 31 basis points in the second quarter of 2020 from 57 basis points in the prior quarter, following rate cuts by the Federal Reserve in March 2020.
◦Total transaction accounts increased 30% quarter-over-quarter and, as a percentage of overall deposit funding, increased to 55% of overall deposit funding from 50% at March 31, 2020.
◦Interest-bearing deposits (interest-bearing demand, savings, and money market deposits) increased year-over-year $403.1 million, or 14%, to $3.2 billion, noninterest-bearing demand deposits increased $597.6 million, or 36%, to $2.3 billion, and CDs (excluding brokered) decreased $178.6 million, or 23%, to $606.6 million.
◦On June 30, 2020, deposits per banking center were $133 million, compared to $118 million on March 31, 2020, and $113 million on June 30, 2019.
Asset Quality
•Nonperforming loans to total loans outstanding were 0.52% at June 30, 2020, 0.48% at March 31, 2020, and 0.47% at June 30, 2019.
•Nonperforming assets to total assets were 0.57% at June 30, 2020, 0.55% at March 31, 2020 and 0.50% at June 30, 2019.
•The ratio of allowance for credit losses to total loans was 1.58% at June 30, 2020, 1.61% at March 31, 2020, and 0.69% at June 30, 2019. The Company has assigned no allowance for credit losses to PPP loans, as the United States government contractually guarantees repayment. Excluding PPP loans, the ratio of allowance for credit losses to total loans at June 30, 2020, was 1.76%.
•Net charge-offs were $1.8 million, or 0.12%, of average loans for the second quarter of 2020 compared to $1.0 million, or 0.07%, of average loans in the first quarter of 2020 and $1.8 million, or 0.15% of average loans in the second quarter of 2019. Net charge-offs for the four most recent quarters averaged 0.15%.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Excluding PPP loans, Seacoast's average commercial loan size is $384,000, reflecting an ability to maintain granularity within the overall loan portfolio.
•The Company does not have any purchased loan syndications, shared national credits, or mezzanine finance.
•Since the outbreak of COVID-19, the Company has not experienced any material increase in consumer or commercial line utilization.
•Construction and land development and commercial real estate loans remain well below regulatory guidance at 34% and 188% of total bank-level risk based capital, respectively, compared to 35% and 193% respectively, in the first quarter of 2020. On a consolidated basis, construction and land development and commercial real estate loans represent 32% and 176%, respectively, of total consolidated risk-based capital.
•In this uncertain time, Seacoast will remain vigilant in maintaining its conservative credit posture.
Capital and Liquidity
•The tier 1 capital ratio increased to 16.4% from 15.5% at March 31, 2020, and 14.6% June 30, 2019. The total capital ratio was 17.6% and the tier 1 leverage ratio was 11.4% at June 30, 2020.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Tangible common equity to tangible assets was 10.19% at June 30, 2020, compared to 10.68% at March 31, 2020 and 10.65% at June 30, 2019. The decrease in the second quarter of 2020 when compared to the prior quarter was due to growth in the balance sheet, the result of PPP loans and associated liquidity increasing total assets.
•Cash and cash equivalents at June 30, 2020 totaled $524.3 million, an increase of $399.8 million from December 31, 2019, as Seacoast took a conservative stance at the outset of the pandemic.
•At June 30, 2020, the Company had available unsecured lines of credit of $135.0 million and lines of credit under lendable collateral value of $1.4 billion. $881.7 million of debt securities and $764.1 million in residential and commercial real estate loans are available as collateral for potential borrowings.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	2Q'20	1Q'20	4Q'19	3Q'19	2Q'19
Selected Balance Sheet Data:
Total Assets	$8,084,013	$7,352,894	$7,108,511	$6,890,645	$6,824,886
Gross Loans	5,772,052	5,317,208	5,198,404	4,986,289	4,888,139
Total Deposits	6,666,783	5,887,499	5,584,753	5,673,141	5,541,209

Performance Measures:
Net Income	$25,080	$709	$27,176	$25,605	$23,253
Net Interest Margin	3.70%	3.93%	3.84%	3.89%	3.94%
Average Diluted Shares Outstanding	53,308	52,284	52,081	51,935	51,952
Diluted Earnings Per Share (EPS)	$0.47	$0.01	$0.52	$0.49	$0.45
Return on (annualized):
Average Assets (ROA)	1.27%	0.04%	1.54%	1.49%	1.38%
Average Tangible Assets (ROTA)	1.37	0.11	1.66	1.61	1.50
Average Tangible Common Equity (ROTCE)	13.47	0.95	14.95	14.73	14.30
Tangible Common Equity to Tangible Assets[2]	10.19	10.68	11.05	11.05	10.65
Tangible Book Value Per Share	$15.11	$14.42	$14.76	$14.30	$13.65
Efficiency Ratio	50.11%	59.85%	48.36%	48.62%	53.48%

Adjusted Operating Measures[1]:
Adjusted Net Income	$25,452	$5,462	$26,837	$27,731	$25,818
Adjusted Diluted EPS	0.48	0.10	0.52	0.53	0.50
Adjusted ROTA	1.33%	0.32%	1.57%	1.67%	1.59%
Adjusted ROTCE	13.09	2.86	14.19	15.30	15.17
Adjusted Efficiency Ratio	49.81	53.61	47.52	48.96	51.44
Adjusted Noninterest Expense as a Percent of Average Tangible Assets[2]	2.13	2.44	2.11	2.22	2.34

Other Data:
Market capitalization[3]	$1,081,009	$965,097	$1,574,775	$1,303,010	$1,309,158
Full-time equivalent employees	924	919	867	867	852
Number of ATMs	76	76	78	80	81
Full-service banking offices	50	50	48	48	49
Registered online users	117,273	113,598	109,684	107,241	104,017
Registered mobile devices	108,062	104,108	99,361	96,384	92,281
[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

Second Quarter Strategic Highlights
Capitalizing on Seacoast's Early Commitment to Digital Transformation
•The COVID-19 pandemic has influenced how customers interact with Seacoast, accelerating the shift to digital for many customer segments. While branches remain open by drive-thru or lobby appointments, customers are also seeking the convenient security of mobile banking. Mobile banking logins have increased 11% compared to pre-pandemic periods, and have increased 20% compared to one year ago.
•As the Paycheck Protection Program became available, Seacoast was able to adapt quickly to an automated solution with an existing technology partner to provide customers with faster access at the application stage. To support the forgiveness process, enhancements to the existing loan origination platform were rapidly developed, including a customer portal, which allows documents and loan information to be digitally uploaded directly onto the platform.
•Substantially all non-branch staff have been working remotely since the beginning of the pandemic. In April of 2020, Seacoast conducted an associate survey, gaining feedback on the organization's response to the pandemic. Of the respondents who were working remotely, 95% stated that their productivity had increased or stayed the same as a result of working from home.
Driving Improvements to Operations
•During the second quarter of 2020, Seacoast's website launched an artificial intelligence-enabled "chat-bot" tool that provides users with answers to frequently asked questions. This interactive self-service feature has facilitated nearly 10,000 interactions, giving customers quick access to the information they need while reducing call center volume and wait times.
•Low interest rates fueling refinance demand combined with a strong Florida housing market have driven record levels of mortgage volume. In the first quarter of 2020, Seacoast introduced digital closing and notarization capabilities for residential mortgages and, in the second quarter, rolled out an end-to-end fully-electronic closing capability.
Fourth Street Banking Company Acquisition
•Seacoast's acquisition of Fourth Street Banking Company, the holding company for Freedom Bank of St. Petersburg, is expected to be completed in August 2020, subject to shareholder approval and other customary closing conditions. Freedom Bank has also been supporting its customers in accessing the PPP program, with $55 million in PPP loans as of June 30, 2020. Loans on deferral represent 19% of Freedom Bank's total non-PPP loans outstanding. On June 30, 2020, Freedom Bank's total net loans were $312 million and total deposits were $359 million.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on July 24, 2020 at 10:00 a.m. (Eastern Time) to discuss the second quarter 2020 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 774-6070 (passcode 6599 321#; host Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast's website at www.SeacoastBanking.com  by selecting "Presentations" under the heading "News/Events." A replay of the call will be available for one month, beginning late afternoon of July 24, 2020, by clicking here and using passcode 49804232.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast's website at www.SeacoastBanking.com. The link is located in the subsection "Presentations" under the heading "Investor Services." Beginning the afternoon of July 24, 2020, an archived version of the webcast can be accessed from this same subsection of the website. The archived webcast will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $8.1 billion in assets and $6.7 billion in deposits as of June 30, 2020. The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through advanced banking solutions, and 50 traditional branches of its locally-branded, wholly-owned subsidiary bank, Seacoast Bank. Offices stretch from Fort Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida and the adjacent Tampa market, and west to Okeechobee and surrounding counties. More information about the Company is available at www.SeacoastBanking.com.

Additional Information
Seacoast has filed a registration statement on Form S-4, as amended, with the United States Securities and Exchange Commission (the "SEC") in connection with the proposed merger of Fourth Street Banking Company ("Fourth Street") with and into Seacoast and Freedom Bank with and into Seacoast Bank. The registration statement in connection with the Fourth Street merger includes a proxy statement of Fourth Street and a prospectus of Seacoast. A definitive proxy statement/prospectus has been mailed to shareholders of Fourth Street. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENTS/PROSPECTUSES AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENTS/PROSPECTUSES BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain (when available) these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by Seacoast will be available free of charge by contacting Investor Relations at (772) 288-6085.

Fourth Street, its directors, and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the merger of the proposed merger of Fourth Street with and into Seacoast. Information regarding the participants in the proxy solicitation of Fourth Street and a description of its direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that we have acquired, or expect to acquire, including FBPB and Fourth Street, as well as statements with respect to Seacoast's objectives, strategic plans, including Vision 2020, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality and the adverse impact of COVID-19 (economic and otherwise); governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices, including the impact of the adoption of CECL; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; uncertainty related to the impact of LIBOR calculations on securities and loans; changes in borrower credit risks and payment behaviors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect us or the banking industry; our concentration in commercial real estate loans; the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of our investments due to market volatility or counterparty payment risk; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including our ability to continue to identify acquisition targets and successfully acquire desirable financial institutions; changes in technology or products that may be more difficult, costly, or less effective than anticipated; our ability to identify and address increased cybersecurity risks; inability of our risk management framework to manage risks associated with our business; dependence on key suppliers or vendors to obtain equipment or services for our business on acceptable terms; reduction in or the termination of our ability to use the mobile-based platform that is critical to our business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving us; our ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that our deferred tax assets could be reduced if estimates of future taxable income from our operations and tax planning strategies are less than currently estimated and sales of our capital stock could trigger a reduction in the amount of net operating loss carryforwards that we may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.

The risks relating to the FBPB merger and Fourth Street proposed merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that the merger is not completed at all; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the mergers being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain COVID-19 are unsuccessful and restrictions on movement last into the third quarter or beyond, the recession would be much longer and much more severe. Ineffective fiscal stimulus, or an extended delay in implementing it, are also major downside risks. The deeper the recession is, and the longer it lasts, the more it will damage consumer fundamentals and sentiment. This could both prolong the recession, and/or make any recovery weaker. Similarly, the recession could damage business fundamentals. And an extended global recession due to COVID-19 would weaken the U.S. recovery. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2019, and our quarterly report on Form 10-Q for the quarter ended March 31, 2020 under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except ratios and per share data)	2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	2Q'20	2Q'19

Summary of Earnings
Net income	$25,080	$709	$27,176	$25,605	$23,253	$25,789	$45,958
Adjusted net income[1]	25,452	5,462	26,837	27,731	25,818	30,914	50,023
Net interest income[2]	67,388	63,291	61,846	61,027	60,219	130,679	121,080
Net interest margin[2,3]	3.70%	3.93%	3.84%	3.89%	3.94%	3.81%	3.98%

Performance Ratios
Return on average assets-GAAP basis[3]	1.27%	0.04%	1.54%	1.49%	1.38%	0.69%	1.37%
Return on average tangible assets-GAAP basis[3,4]	1.37	0.11	1.66	1.61	1.50	0.78	1.49
Adjusted return on average tangible assets[1,3,4]	1.33	0.32	1.57	1.67	1.59	0.86	1.55
Adjusted noninterest expense to average tangible assets[1,3,4]	2.13	2.44	2.11	2.22	2.34	2.26	2.43

Return on average shareholders' equity-GAAP basis[3]	9.96	0.29	11.04	10.73	10.23	5.17	10.35
Return on average tangible common equity-GAAP basis[3,4]	13.47	0.95	14.95	14.73	14.30	7.27	14.57
Adjusted return on average tangible common equity[1,3,4]	13.09	2.86	14.19	15.30	15.17	8.02	15.14
Efficiency ratio[5]	50.11	59.85	48.36	48.62	53.48	54.88	55.01
Adjusted efficiency ratio[1]	49.81	53.61	47.52	48.96	51.44	51.68	53.62
Noninterest income to total revenue (excluding securities gains/losses)	17.00	18.84	18.30	19.53	18.93	17.90	18.19
Tangible common equity to tangible assets[4]	10.19	10.68	11.05	11.05	10.65	10.19	10.65
Average loan-to-deposit ratio	88.48	93.02	90.71	88.35	87.27	90.59	88.87
End of period loan-to-deposit ratio	87.40	90.81	93.44	88.36	88.53	87.40	88.53

Per Share Data
Net income diluted-GAAP basis	$0.47	$0.01	$0.52	$0.49	$0.45	$0.49	$0.88
Net income basic-GAAP basis	0.47	0.01	0.53	0.50	0.45	0.49	0.89
Adjusted earnings[1]	0.48	0.10	0.52	0.53	0.50	0.59	0.96

Book value per share common	19.45	18.82	19.13	18.70	18.08	19.45	18.08
Tangible book value per share	15.11	14.42	14.76	14.30	13.65	15.11	13.65
Cash dividends declared	—	—	—	—	—	—	—

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONDENSED CONSOLIDATED STATEMENTS OF INCOME		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	2Q'20	2Q'19

Interest on securities:
Taxable	$7,573	$8,696	$8,500	$8,802	$8,933	$16,269	$18,052
Nontaxable	121	122	130	131	143	243	294
Interest and fees on loans	64,844	63,440	62,868	63,092	62,288	128,284	124,575
Interest on federal funds sold and other investments	684	734	788	800	873	1,418	1,791
Total Interest Income	73,222	72,992	72,286	72,825	72,237	146,214	144,712

Interest on deposits	1,203	3,190	3,589	4,334	4,825	4,393	8,698
Interest on time certificates	3,820	4,768	5,084	6,009	5,724	8,588	10,683
Interest on borrowed money	927	1,857	1,853	1,534	1,552	2,784	4,421
Total Interest Expense	5,950	9,815	10,526	11,877	12,101	15,765	23,802

Net Interest Income	67,272	63,177	61,760	60,948	60,136	130,449	120,910
Provision for credit losses	7,611	29,513	4,800	2,251	2,551	37,124	3,948
Net Interest Income After Provision for Credit Losses	59,661	33,664	56,960	58,697	57,585	93,325	116,962

Noninterest income:
Service charges on deposit accounts	1,939	2,825	2,960	2,978	2,894	4,764	5,591
Interchange income	3,187	3,246	3,387	3,206	3,405	6,433	6,806
Wealth management income	1,719	1,867	1,579	1,632	1,688	3,586	3,141
Mortgage banking fees	3,559	2,208	1,514	2,127	1,734	5,767	2,849
Marine finance fees	157	146	338	153	201	303	563
SBA gains	181	139	576	569	691	320	1,327
BOLI income	887	886	904	928	927	1,773	1,842
Other	2,147	3,352	2,579	3,197	2,503	5,499	4,769
	13,776	14,669	13,837	14,790	14,043	28,445	26,888
Securities gains (losses), net	1,230	19	2,539	(847)	(466)	1,249	(475)
Total Noninterest Income	15,006	14,688	16,376	13,943	13,577	29,694	26,413

Noninterest expenses:
Salaries and wages	20,226	23,698	17,263	18,640	19,420	43,924	37,926
Employee benefits	3,379	4,255	3,323	2,973	3,195	7,634	7,401
Outsourced data processing costs	4,059	4,633	3,645	3,711	3,876	8,692	7,721
Telephone / data lines	791	714	651	603	893	1,505	1,704
Occupancy	3,385	3,353	3,368	3,368	3,741	6,738	7,548
Furniture and equipment	1,358	1,623	1,416	1,528	1,544	2,981	3,301
Marketing	997	1,278	885	933	1,211	2,275	2,343
Legal and professional fees	2,277	3,363	2,025	1,648	2,033	5,640	4,880
FDIC assessments	266	—	—	56	337	266	825
Amortization of intangibles	1,483	1,456	1,456	1,456	1,456	2,939	2,914
Foreclosed property expense and net loss/(gain) on sale	245	(315)	3	262	(174)	(70)	(214)
Other	3,933	3,740	4,022	3,405	3,468	7,673	7,750
Total Noninterest Expense	42,399	47,798	38,057	38,583	41,000	90,197	84,099

Income Before Income Taxes	32,268	554	35,279	34,057	30,162	32,822	59,276
Income taxes	7,188	(155)	8,103	8,452	6,909	7,033	13,318

Net Income	$25,080	$709	$27,176	$25,605	$23,253	$25,789	$45,958

Per share of common stock:

Net income diluted	$0.47	$0.01	$0.52	$0.49	$0.45	$0.49	$0.88
Net income basic	0.47	0.01	0.53	0.50	0.45	0.49	0.89
Cash dividends declared	—	—	—	—	—	—	—

Average diluted shares outstanding	53,308	52,284	52,081	51,935	51,952	52,807	51,998
Average basic shares outstanding	52,985	51,803	51,517	51,473	51,446	52,394	51,403

CONDENSED CONSOLIDATED BALANCE SHEETS		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2020	2020	2019	2019	2019

Assets
Cash and due from banks	$84,178	$82,111	$89,843	$106,349	$97,792
Interest bearing deposits with other banks	440,142	232,763	34,688	25,911	61,987
Total Cash and Cash Equivalents	524,320	314,874	124,531	132,260	159,779

Time deposits with other banks	2,496	3,742	3,742	4,579	4,980

Debt Securities:
Available for sale (at fair value)	976,025	910,311	946,855	920,811	914,615
Held to maturity (at amortized cost)	227,092	252,373	261,369	273,644	287,302
Total Debt Securities	1,203,117	1,162,684	1,208,224	1,194,455	1,201,917

Loans held for sale	54,943	29,281	20,029	26,768	17,513

Loans	5,772,052	5,317,208	5,198,404	4,986,289	4,888,139
Less: Allowance for credit losses	(91,250)	(85,411)	(35,154)	(33,605)	(33,505)
Net Loans	5,680,802	5,231,797	5,163,250	4,952,684	4,854,634

Bank premises and equipment, net	69,041	71,540	66,615	67,873	68,738
Other real estate owned	15,847	14,640	12,390	13,593	11,043
Goodwill	212,146	212,085	205,286	205,286	205,260
Other intangible assets, net	17,950	19,461	20,066	21,318	22,672
Bank owned life insurance	127,954	127,067	126,181	125,277	125,233
Net deferred tax assets	21,404	19,766	16,457	17,168	19,353
Other assets	153,993	145,957	141,740	129,384	133,764
Total Assets	$8,084,013	$7,352,894	$7,108,511	$6,890,645	$6,824,886

Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest demand	$2,267,435	$1,703,628	$1,590,493	$1,652,927	$1,669,804
Interest-bearing demand	1,368,146	1,234,193	1,181,732	1,115,455	1,124,519
Savings	619,251	554,836	519,152	528,214	519,732
Money market	1,232,892	1,124,378	1,108,363	1,158,862	1,172,971
Other time certificates	445,176	489,669	504,837	537,183	553,107
Brokered time certificates	572,465	597,715	472,857	458,418	268,998
Time certificates of more than $250,000	161,418	183,080	207,319	222,082	232,078
Total Deposits	6,666,783	5,887,499	5,584,753	5,673,141	5,541,209

Securities sold under agreements to repurchase	92,125	64,723	86,121	70,414	82,015
Federal Home Loan Bank borrowings	135,000	265,000	315,000	50,000	140,000
Subordinated debt	71,225	71,155	71,085	71,014	70,944
Other liabilities	88,277	72,730	65,913	63,398	60,479
Total Liabilities	7,053,410	6,361,107	6,122,872	5,927,967	5,894,647

Shareholders' Equity
Common stock	5,299	5,271	5,151	5,148	5,146
Additional paid in capital	811,328	809,533	786,242	784,661	782,928
Retained earnings	204,719	179,646	195,813	168,637	143,032
Treasury stock	(8,037)	(7,422)	(6,032)	(6,079)	(6,137)
	1,013,309	987,028	981,174	952,367	924,969
Accumulated other comprehensive income, net	17,294	4,759	4,465	10,311	5,270
Total Shareholders' Equity	1,030,603	991,787	985,639	962,678	930,239
Total Liabilities & Shareholders' Equity	$8,084,013	$7,352,894	$7,108,511	$6,890,645	$6,824,886

Common shares outstanding	52,991	52,709	51,514	51,482	51,461

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	2Q'20	1Q'20	4Q'19	3Q'19	2Q'19

Credit Analysis
Net charge-offs - non-acquired loans	$1,714	$1,316	$2,930	$2,106	$1,621
Net charge-offs (recoveries) - acquired loans	37	(343)	295	5	220
Total Net Charge-offs	1,751	973	3,225	2,111	1,841

TDR valuation adjustments	$21	$24	$27	$40	$27

Net charge-offs to average loans - non-acquired loans	0.12%	0.10%	0.23%	0.17%	0.13%
Net charge-offs (recoveries) to average loans - acquired loans	—	(0.03)	0.02	—	0.02
Total Net Charge-offs to Average Loans	0.12	0.07	0.25	0.17	0.15

Provision for credit losses - non-acquired loans	$5,825	$25,688	$4,041	$2,241	$2,326
Provision for credit losses - acquired loans	1,786	3,825	759	10	225
Total Provision for Credit Losses	$7,611	$29,513	$4,800	$2,251	$2,551

Allowance for credit losses - non-acquired loans	$73,587	$69,498	$34,573	$33,488	$33,393
Allowance for credit losses - acquired loans	17,663	15,913	581	117	112
Total Allowance for Credit Losses	$91,250	$85,411	$35,154	$33,605	$33,505

Non-acquired loans at end of period	$4,315,892	$4,373,378	$4,317,919	$4,010,299	$3,817,358
Acquired loans at end of period	879,710	943,830	880,485	975,990	1,070,781
Paycheck Protection Program loans at end of period	576,450	—	—	—	—
Total Loans	$5,772,052	$5,317,208	$5,198,404	$4,986,289	$4,888,139

Non-acquired loans allowance for credit losses to non-acquired loans at end of period	1.71%	1.59%	0.80%	0.84%	0.87%
Total allowance for credit losses to total loans at end of period	1.58	1.61	0.68	0.67	0.69
Total allowance for credit losses to total loans, excluding PPP loans	1.76	1.61	0.68	0.67	0.69
Purchase discount on acquired loans at end of period	3.29	3.36	3.83	3.76	3.76

End of Period
Nonperforming loans - non-acquired	$22,248	$17,898	$20,990	$20,400	$15,810
Nonperforming loans - acquired	7,803	7,684	5,965	5,644	6,986
Other real estate owned - non-acquired	10,836	10,676	5,177	5,177	66
Other real estate owned - acquired	131	372	372	1,574	1,612
Properties previously used in bank operations included in other real estate owned	4,880	3,592	6,842	6,842	9,365
Total Nonperforming Assets	$45,898	$40,222	$39,346	$39,637	$33,839

Restructured loans (accruing)	$10,338	$10,833	$11,100	$12,395	$14,534

Nonperforming loans to loans at end of period - non-acquired	0.52%	0.41%	0.49%	0.51%	0.41%
Nonperforming loans to loans at end of period - acquired	0.89	0.81	0.68	0.58	0.65
Total Nonperforming Loans to Loans at End of Period	0.52	0.48	0.52	0.52	0.47

Nonperforming assets to total assets - non-acquired	0.47%	0.44%	0.46%	0.47%	0.37%
Nonperforming assets to total assets - acquired	0.10	0.11	0.09	0.11	0.13
Total Nonperforming Assets to Total Assets	0.57	0.55	0.55	0.58	0.50

	June 30,	March 31,	December 31,	September 30,	June 30,
Loans	2020	2020	2019	2019	2019

Construction and land development	$298,835	$295,405	$325,113	$326,324	$379,991
Commercial real estate - owner occupied	1,076,650	1,082,893	1,034,963	1,025,040	1,005,876
Commercial real estate - non-owner occupied	1,392,787	1,381,096	1,344,008	1,285,327	1,184,409
Residential real estate	1,468,171	1,559,754	1,507,863	1,409,946	1,400,184
Commercial and financial	757,232	796,038	778,252	722,286	701,747
Consumer	201,927	202,022	208,205	217,366	215,932
Paycheck Protection Program	576,450	—	—	—	—
Total Loans	$5,772,052	$5,317,208	$5,198,404	$4,986,289	$4,888,139

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]					(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2Q'20			1Q'20			2Q'19
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,135,698	$7,573	2.67%	$1,152,473	$8,696	3.02%	$1,169,891	$8,933	3.05%
Nontaxable	19,347	152	3.14	19,740	152	3.09	24,110	179	2.96
Total Securities	1,155,045	7,725	2.68	1,172,213	8,848	3.02	1,194,001	9,112	3.05

Federal funds sold and other investments	433,626	684	0.63	87,924	734	3.36	91,481	873	3.83

Loans excluding PPP loans	5,304,381	59,861	4.54	5,215,234	63,524	4.90	4,841,751	62,335	5.16
PPP loans	424,171	5,068	4.81	—	—	—	—	—	—
Total Loans	5,728,552	64,929	4.56	5,215,234	63,524	4.90	4,841,751	62,335	5.16

Total Earning Assets	7,317,223	73,338	4.03	6,475,371	73,106	4.54	6,127,233	72,320	4.73

Allowance for credit losses	(84,965)			(56,931)			(32,806)
Cash and due from banks	103,919			90,084			91,160
Premises and equipment	71,173			67,585			69,890
Intangible assets	230,871			226,712			228,706
Bank owned life insurance	127,386			126,492			124,631
Other assets	147,395			126,230			126,180

Total Assets	$7,913,002			$7,055,543			$6,734,994

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,298,639	$297	0.09%	$1,173,930	$834	0.29%	$1,118,703	$1,150	0.41%
Savings	591,040	165	0.11	526,727	348	0.27	513,773	586	0.46
Money market	1,193,969	741	0.25	1,128,757	2,008	0.72	1,179,345	3,089	1.05
Time deposits	1,293,766	3,820	1.19	1,151,750	4,768	1.67	1,089,020	5,724	2.11
Securities sold under agreements to repurchase	74,717	34	0.18	71,065	167	0.95	91,614	355	1.55
Federal funds purchased and Federal Home Loan Bank borrowings	199,698	312	0.63	250,022	968	1.56	51,571	329	2.56
Other borrowings	71,185	581	3.28	71,114	722	4.08	70,903	868	4.91

Total Interest-Bearing Liabilities	4,723,014	5,950	0.51	4,373,365	9,815	0.90	4,114,929	12,101	1.18

Noninterest demand	2,097,038			1,625,215			1,646,934
Other liabilities	79,855			62,970			61,652
Total Liabilities	6,899,907			6,061,550			5,823,515

Shareholders' equity	1,013,095			993,993			911,479

Total Liabilities & Equity	$7,913,002			$7,055,543			$6,734,994

Cost of deposits			0.31%			0.57%			0.76%
Interest expense as a % of earning assets			0.33%			0.61%			0.79%
Net interest income as a % of earning assets		$67,388	3.70%		$63,291	3.93%		$60,219	3.94%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	Average		Yield/	Average		Yield/
(Amounts in thousands, except ratios)	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$1,144,086	$16,269	2.84%	$1,178,087	$18,052	3.06%
Nontaxable	19,544	304	3.11	25,329	369	2.91
Total Securities	1,163,630	16,573	2.85	1,203,416	18,421	3.06

Federal funds sold and other investments	260,775	1,418	1.09	91,310	1,791	3.96

Loans excluding PPP loans	5,259,808	123,385	4.72	4,840,406	124,670	5.19
PPP loans	212,085	5,068	4.81	—	—	—
Total Loans	5,471,893	128,453	4.72	4,840,406	124,670	5.19

Total Earning Assets	6,896,298	146,444	4.27	6,135,132	144,882	4.76

Allowance for credit losses	(70,948)			(32,885)
Cash and due from banks	97,002			95,526
Premises and equipment	69,379			70,411
Intangible assets	228,791			229,382
Bank owned life insurance	126,939			124,172
Other assets	136,811			131,148

Total Assets	$7,484,272			$6,752,886

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$1,236,285	$1,131	0.18%	$1,074,460	$1,989	0.37%
Savings	558,883	513	0.18	507,097	1,062	0.42
Money market	1,161,363	2,749	0.48	1,169,198	5,647	0.97
Time deposits	1,222,758	8,588	1.41	1,065,812	10,683	2.02
Securities sold under agreements to repurchase	72,891	201	0.55	138,065	905	1.32
Federal funds purchased and Federal Home Loan Bank borrowings	224,860	1,279	1.14	138,989	1,750	2.54
Other borrowings	71,149	1,304	3.69	70,870	1,766	5.03

Total Interest-Bearing Liabilities	4,548,189	15,765	0.70	4,164,491	23,802	1.15

Noninterest demand	1,861,126			1,629,836
Other liabilities	71,413			62,949
Total Liabilities	6,480,728			5,857,276

Shareholders' equity	1,003,544			895,610

Total Liabilities & Equity	$7,484,272			$6,752,886

Cost of deposits			0.43%			0.72%
Interest expense as a % of earning assets			0.46%			0.78%
Net interest income as a % of earning assets		$130,679	3.81%		$121,080	3.98%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	June 30,	March 31,	December 31,	September 30,	June 30,
(Amounts in thousands)	2020	2020	2019	2019	2019

Customer Relationship Funding
Noninterest demand
Commercial	$1,844,288	$1,336,352	$1,233,475	$1,314,102	$1,323,743
Retail	314,723	271,916	246,717	241,734	251,879
Public funds	74,674	71,029	85,122	65,869	65,822
Other	33,750	24,331	25,179	31,222	28,360
Total Noninterest Demand	2,267,435	1,703,628	1,590,493	1,652,927	1,669,804

Interest-bearing demand
Commercial	412,846	349,315	319,993	342,376	323,818
Retail	733,772	671,378	641,762	622,833	634,099
Public funds	221,528	213,500	219,977	150,246	166,602
Total Interest-Bearing Demand	1,368,146	1,234,193	1,181,732	1,115,455	1,124,519

Total transaction accounts
Commercial	2,257,134	1,685,667	1,553,468	1,656,478	1,647,561
Retail	1,048,495	943,294	888,479	864,567	885,978
Public funds	296,202	284,529	305,099	216,115	232,424
Other	33,750	24,331	25,179	31,222	28,360
Total Transaction Accounts	3,635,581	2,937,821	2,772,225	2,768,382	2,794,323

Savings	619,251	554,836	519,152	528,214	519,732

Money market
Commercial	586,416	487,759	494,803	513,477	517,041
Retail	579,126	572,785	553,075	583,917	590,320
Public funds	67,350	63,834	60,485	61,468	65,610
Total Money Market	1,232,892	1,124,378	1,108,363	1,158,862	1,172,971

Brokered time certificates	572,465	597,715	472,857	458,418	268,998
Other time certificates	606,594	672,749	712,156	759,265	785,185
	1,179,059	1,270,464	1,185,013	1,217,683	1,054,183
Total Deposits	$6,666,783	$5,887,499	$5,584,753	$5,673,141	$5,541,209

Customer sweep accounts	$92,125	$64,723	$86,121	$70,414	$82,015

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends					Six Months Ended

(Amounts in thousands, except per share data)	2Q'20	1Q'20	4Q'19	3Q'19	2Q'19	2Q'20	2Q'19

Net Income	$25,080	$709	$27,176	$25,605	$23,253	$25,789	$45,958

Total noninterest income	15,006	14,688	16,376	13,943	13,577	29,694	26,413
Securities (gains) losses, net	(1,230)	(19)	(2,539)	847	466	(1,249)	475
BOLI benefits on death (included in other income)	—	—	—	(956)	—	—	—
Total Adjustments to Noninterest Income	(1,230)	(19)	(2,539)	(109)	466	(1,249)	475
Total Adjusted Noninterest Income	13,776	14,669	13,837	13,834	14,043	28,445	26,888

Total noninterest expense	42,399	47,798	38,057	38,583	41,000	90,197	84,099
Merger related charges	(240)	(4,553)	(634)	—	—	(4,793)	(335)
Amortization of intangibles	(1,483)	(1,456)	(1,456)	(1,456)	(1,456)	(2,939)	(2,914)
Business continuity expenses	—	(307)	—	(95)	—	(307)	—
Branch reductions and other expense initiatives	—	—	—	(121)	(1,517)	—	(1,725)
Total Adjustments to Noninterest Expense	(1,723)	(6,316)	(2,090)	(1,672)	(2,973)	(8,039)	(4,974)
Total Adjusted Noninterest Expense	40,676	41,482	35,967	36,911	38,027	82,158	79,125

Income Taxes	7,188	(155)	8,103	8,452	6,909	7,033	13,318
Tax effect of adjustments	121	1,544	(110)	572	874	1,665	1,384
Effect of change in corporate tax rate on deferred tax assets	—	—	—	(1,135)	—	—	—
Total Adjustments to Income Taxes	121	1,544	(110)	(563)	874	1,665	1,384
Adjusted Income Taxes	7,309	1,389	7,993	7,889	7,783	8,698	14,702
Adjusted Net Income	$25,452	$5,462	$26,837	$27,731	$25,818	$30,914	$50,023

Earnings per diluted share, as reported	$0.47	$0.01	$0.52	$0.49	$0.45	$0.49	$0.88
Adjusted Earnings per Diluted Share	0.48	0.10	0.52	0.53	0.50	0.59	0.96
Average diluted shares outstanding	53,308	52,284	52,081	51,935	51,952	52,807	51,998

Adjusted Noninterest Expense	$40,676	$41,482	$35,967	$36,911	$38,027	$82,158	$79,125
Foreclosed property expense and net (loss)/gain on sale	(245)	315	(3)	(262)	174	70	214
Net Adjusted Noninterest Expense	$40,431	$41,797	$35,964	$36,649	$38,201	$82,228	$79,339

Revenue	$82,278	$77,865	$78,136	$74,891	$73,713	$160,143	$147,323
Total Adjustments to Revenue	(1,230)	(19)	(2,539)	(109)	466	(1,249)	475
Impact of FTE adjustment	116	114	86	79	83	230	170
Adjusted Revenue on a fully taxable equivalent basis	$81,163	$77,961	$75,684	$74,861	$74,262	$159,124	$147,968
Adjusted Efficiency Ratio	49.81%	53.61%	47.52%	48.96%	51.44%	51.68%	53.62%

Net Interest Income	$67,272	$63,177	$61,760	$60,948	$60,136	$130,449	$120,910
Impact of FTE adjustment	116	114	86	79	83	230	170
Net Interest Income including FTE adjustment	$67,388	$63,291	$61,846	$61,027	$60,219	$130,679	$121,080
Total noninterest income	15,006	14,688	16,376	13,943	13,577	29,694	26,413
Total noninterest expense	42,399	47,798	38,057	38,583	41,000	90,197	84,099
Pre-Tax Pre-Provision Earnings	$39,995	$30,181	$40,165	$36,387	$32,796	$70,176	$63,394
Total Adjustments to Noninterest Income	(1,230)	(19)	(2,539)	(109)	466	(1,249)	475
Total Adjustments to Noninterest Expense	(1,723)	(6,316)	(2,090)	(1,672)	(2,973)	(8,039)	(4,974)
Adjusted Pre-Tax Pre-Provision Earnings	$40,488	$36,478	$39,716	$37,950	$36,235	$76,966	$68,843

Average Assets	$7,913,002	$7,055,543	$6,996,214	$6,820,576	$6,734,994	$7,484,272	$6,752,886
Less average goodwill and intangible assets	(230,871)	(226,712)	(226,060)	(227,389)	(228,706)	(228,791)	(229,382)
Average Tangible Assets	$7,682,131	$6,828,831	$6,770,154	$6,593,187	$6,506,288	$7,255,481	$6,523,504

Return on Average Assets (ROA)	1.27%	0.04%	1.54%	1.49%	1.38%	0.69%	1.37%
Impact of removing average intangible assets and related amortization	0.10	0.07	0.12	0.12	0.12	0.09	0.12
Return on Average Tangible Assets (ROTA)	1.37	0.11	1.66	1.61	1.50	0.78	1.49
Impact of other adjustments for Adjusted Net Income	(0.04)	0.21	(0.09)	0.06	0.09	0.08	0.06
Adjusted Return on Average Tangible Assets	1.33	0.32	1.57	1.67	1.59	0.86	1.55

GAAP TO NON-GAAP RECONCILIATION		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends						Six Months Ended

(Amounts in thousands, except per share data)	2Q'20	1Q'20	4Q'19		3Q'19	2Q'19	2Q'20	2Q'19
Average Shareholders' Equity	$1,013,095	$993,993	$976,200		$946,670	$911,479	$1,003,544	$895,610
Less average goodwill and intangible assets	(230,871)	(226,712)	(226,060)		(227,389)	(228,706)	(228,791)	(229,382)
Average Tangible Equity	$782,224	$767,281	$750,140		$719,281	$682,773	$774,753	$666,228

Return on Average Shareholders' Equity	9.96%	0.29%	11.04%		10.73%	10.23%	5.17%	10.35%
Impact of removing average intangible assets and related amortization	3.51	0.66	3.91		4.00	4.07	2.10	4.22
Return on Average Tangible Common Equity (ROTCE)	13.47	0.95	14.95		14.73	14.30	7.27	14.57
Impact of other adjustments for Adjusted Net Income	(0.38)	1.91	(0.76)		0.57	0.87	0.75	0.57
Adjusted Return on Average Tangible Common Equity	13.09	2.86	14.19		15.30	15.17	8.02	15.14

Loan interest income excluding PPP and accretion on acquired loans	$56,873	$59,237	$59,515		$59,279	$58,169	$116,110	$116,566
Accretion on acquired loans	2,988	4,287	3,407		3,859	4,166	7,275	8,104
Interest and fees on PPP loans	5,068	—	—		—	—	5,068	—
Loan interest income[1]	$64,929	$63,524	$62,922		$63,138	$62,335	$128,453	$124,670

Yield on loans excluding PPP and accretion on acquired loans	4.31%	4.57%	4.63%		4.76%	4.82%	4.44%	4.86%
Impact of accretion on acquired loans	0.21	0.33	0.26		0.30	0.34	0.27	0.33
Impact of PPP loans	0.04	—	—		—	—	0.01	—
Yield on loans	4.56	4.90	4.89		5.06	5.16	4.72	5.19

Net interest income excluding PPP and accretion on acquired loans	$59,332	$59,004	$58,439		$57,168	$56,053	$118,336	$112,976
Accretion on acquired loans	2,988	4,287	3,407		3,859	4,166	7,275	8,104
Interest and fees on PPP loans	5,068	—	—		—	—	5,068	—
Net Interest Income[1]	$67,388	$63,291	$61,846		$61,027	$60,219	$130,679	$121,080

Net interest margin excluding accretion on acquired loans	3.46%	3.66%	3.63%		3.64%	3.67%	3.56%	3.71%
Impact of accretion on acquired loans	0.16	0.27	0.21		0.25	0.27	0.21	0.27
Impact of PPP loans	0.08	—	—		—	—	0.04	—
Net Interest Margin	3.70	3.93	3.84		3.89	3.94	3.81	3.98

Security interest income excluding tax equivalent adjustment	$7,694	$8,818	$8,630		$8,933	$9,076	$16,512	$18,346
Tax equivalent adjustment on securities	31	30	32		33	36	61	75
Security interest income[1]	$7,725	$8,848	$8,662		$8,966	$9,112	$16,573	$18,421

Loan interest income excluding tax equivalent adjustment	$64,844	$63,440	$62,868		$63,092	$62,288	$128,284	$124,575
Tax equivalent adjustment on loans	85	84	54		46	47	169	95
Loan interest income[1]	$64,929	$63,524	$62,922		$63,138	$62,335	$128,453	$124,670

Net interest income excluding tax equivalent adjustment	$67,272	$63,177	$61,760		$60,948	$60,136	$130,449	$120,910
Tax equivalent adjustment on securities	31	30	32	0	33	36	61	75
Tax equivalent adjustment on loans	85	84	54		46	47	169	95
Net Interest Income[1]	$67,388	$63,291	$61,846		$61,027	$60,219	$130,679	$121,080

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.